UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2026

FIRST NORTHERN COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

000-30707
(Commission File Number)

California	68-0450397
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

195 N FIRST STREET
DIXON, California 95620
(Address of principal executive offices, including zip code)

(707) 678-3041
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
FNRN	FNRN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 19, 2026, First Northern Community Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders acted upon the three proposals listed below.  The final results for the votes regarding each proposal are set forth below.

1.	To elect the following eleven (11) persons to the Board of Directors to serve until the 2027 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified:

Directors	Votes For	Against or Authority Withheld	Broker Non-Votes
Richard Bedoya	9,523,958	79,594	1,950,863
Patrick R. Brady	9,497,397	106,155	1,950,863
John M. Carbahal	9,598,535	5,017	1,950,863
Gregory DuPratt	9,597,203	6,349	1,950,863
Barbara A. Hayes	9,597,536	6,016	1,950,863
Richard M. Martinez	9,597,203	6,349	1,950,863
Sean P. Quinn	9,524,509	79,043	1,950,863
Mark C. Schulze	9,524,509	79,043	1,950,863
Jean-Luc Servat	9,598,535	5,017	1,950,863
Jeremiah Z. Smith	9,597,203	6,349	1,950,863
Louise A. Walker	9,576,646	26,906	1,950,863

2.	To approve a non-binding advisory proposal on the compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
9,144,400	107,971	165,180	2,136,864

3.	To ratify the appointment by the Audit Committee of the Board of Directors of Baker Tilly US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

For	Against	Abstain
11,433,489	15,344	105,582

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2026

FIRST NORTHERN COMMUNITY BANCORP

By:	/s/ Jeremiah Z. Smith
Jeremiah Z. Smith
President/Chief Executive Officer